Exhibit 99.1

Contacts: Investor Relations: Angela White ir@vistaprint.com +1 (781) 652-6480 Media Relations: Jason Keith publicrelations@vistaprint.com +1 (781) 652-6444

Vistaprint Reports 2010 Fiscal Year Second Quarter Financial Results

•	Second quarter revenue grew 40 percent year over year to $194.6 million

•	GAAP net income per diluted share grew 40 percent year over year to $0.59

•	Non-GAAP adjusted net income per diluted share grew 38 percent year over year to $0.73

Venlo, the Netherlands, January 28, 2010 – Vistaprint N.V. (Nasdaq: VPRT), the company that provides high-impact personalized products and services for small businesses and the home, today announced financial results for the second quarter of the fiscal year ending June 30, 2010.

“Vistaprint delivered outstanding second quarter results,” said Robert Keane, president and chief executive officer. “Our earnings exceeded our expectations due to higher than anticipated revenue and volume-related gross margin improvements. Our past growth investments are clearly creating value, and we remain confident that our 2010 investments for long-term growth will do the same.”

Financial Metrics:

•	Revenue for the second quarter of fiscal year 2010 grew to $194.6 million, a 40 percent increase over revenue of $138.9 million reported in the same quarter a year ago.

•	Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the second quarter was 65.1 percent, compared to 63.5 percent in the same quarter a year ago.

•

Operating income in the second quarter was $30.7 million, or 15.8 percent of revenue, and reflected a 49 percent increase compared to $20.7 million, or 14.9 percent of revenue in the same quarter a year ago.

•

GAAP net income for the second quarter was $26.9 million, or 13.8 percent of revenue, representing a 45 percent increase compared to $18.5 million, or 13.4 percent of revenue in the same quarter a year ago.

•	GAAP net income per diluted share for the second quarter was $0.59, versus $0.42 in the same quarter a year ago.

•

Non-GAAP adjusted net income for the second quarter, which excludes share-based compensation expense and its related tax effect, was $33.6 million, or 17.3 percent of revenue, representing a 43 percent increase compared to $23.5 million, or 16.9 percent of revenue in the same quarter a year ago.

•

Non-GAAP adjusted net income per diluted share for the second quarter, which excludes share-based compensation expense and its related tax effect, was $0.73, versus $0.53 in the same quarter a year ago.

•	Capital expenditures in the second quarter were $30.9 million or 15.9 percent of revenue.

•

During the second quarter, the Company generated $57.9 million in cash from operations and $25.5 million in free cash flow, defined as cash from operations less purchases of property, plant and equipment, and capitalization of software and website development costs.

•	The Company had $159.1 million in cash and cash equivalents as of December 31, 2009.

Operating Metrics:

•	Vistaprint acquired approximately 1.8 million new customers in the second fiscal quarter ended December 31, 2009.

•	Repeat customers generated approximately 66 percent of total quarterly bookings in the second quarter, compared with 65 percent in the same quarter a year ago.

•

Average daily order volume in the second quarter of fiscal 2010 was approximately 57,000, reflecting an increase of approximately 33 percent over an average of approximately 43,000 orders per day in the same quarter a year ago.

•	Advertising and commissions expense was $39.4 million, or 20.2 percent of revenue in the second quarter, compared to $27.8 million, or 20.0 percent of revenue in the same quarter a year ago.

•	Non-US markets contributed 51 percent of total revenue in the second quarter, up from 42 percent in the same quarter a year ago.

•	Average order value in the second quarter, including revenue from shipping and processing, was $36.63, up from $33.57 in the same quarter a year ago.

•	Web site sessions in the second quarter were 80.5 million, a 31 percent increase over 61.4 million in the same quarter a year ago.

•	Conversion rates were 6.6 percent in the second quarter of fiscal 2010, compared to 6.5 percent in the same quarter a year ago.

Soft Sight Acquisition:

As previously announced, on December 30, 2009 Vistaprint acquired Soft Sight, Inc., a small, privately held software development company based in Endicott, NY, USA, in an all-cash transaction for $6.5 million. The acquisition will enable Vistaprint to deliver custom-embroidered products to its small business and consumer customers through Soft Sight’s sophisticated software capability for automatically rendering stitch patterns from custom designs uploaded to the website.

Vistaprint plans to launch the new embroidered product line to its customer base in the first half of fiscal 2011, and therefore expects no revenue from embroidered products before then. Vistaprint and the Soft Sight team have begun to integrate the Soft Sight technology into Vistaprint’s platform for marketing, online graphic design and manufacturing. Vistaprint anticipates that the acquisition and integration will have a dilutive impact on earnings per share for the remainder of fiscal 2010, which is incorporated into the updated financial guidance provided below.

“We are very pleased with our first half results,” said Mike Giannetto, chief financial officer. “Looking forward to the second half of this fiscal year, we plan to accelerate growth investments and integrate Soft Sight. Even with the financial impact of these incremental investments and our previously announced cancellation of third party membership programs, we still see near term financial upside relative to our prior expectations. As a result, we are raising our full-year revenue guidance, and narrowing and raising our EPS guidance.”

Financial Guidance as of January 28, 2010:

Based on current and anticipated levels of demand, the Company expects the following financial results:

Revenue

•	For the third quarter of fiscal year 2010, ending March 31, 2010, the Company expects revenue of approximately $165 million to $170 million.

•	For the full fiscal year ending June 30, 2010, the Company expects revenue of approximately $675 million to $685 million.

GAAP Diluted Earnings Per Share

•

For the third quarter of fiscal year 2010, ending March 31, 2010, the Company expects GAAP diluted earnings per share of approximately $0.28 to $0.31, which assumes 45.5 million weighted average shares outstanding.

•	For the full fiscal year ending June 30, 2010, the Company expects GAAP diluted earnings per share of approximately $1.44 to $1.52, which assumes 45.3 million weighted average shares outstanding.

Non-GAAP Adjusted Net Income Per Diluted Share

•

For the third quarter of fiscal year 2010, ending March 31, 2010, the Company expects non-GAAP adjusted net income per diluted share of approximately $0.39 to $0.42, which excludes expected share-based compensation expense and its related tax effect of approximately $5.4 million, and assumes a non-GAAP diluted weighted average share count of approximately 46.2 million shares.

•

For the full fiscal year ending June 30, 2010, the Company expects non-GAAP adjusted net income per diluted share of approximately $1.92 to $2.00, which excludes expected share-based compensation expense and its related tax effect of approximately $23.1 million, and assumes a non-GAAP diluted weighted average share count of approximately 46.0 million shares.

Capital Expenditures

For the full fiscal year ending June 30, 2010, the Company expects to make capital expenditures of approximately $90 million to $100 million. Planned capital investments include the expansion of the Company’s Canadian manufacturing facility which is expected to be completed toward the end of fiscal year 2010, new manufacturing equipment to support the growth of the business, and a new manufacturing facility in Australia which is expected to be operational in the first quarter of fiscal year 2011.

The foregoing guidance supersedes any guidance previously issued by the Company. All such previous guidance should no longer be relied upon.

At approximately 4:20 p.m. (EST) on January 28, 2010, Vistaprint will post, on the Investor Relations section of www.vistaprint.com, a link to a pre-recorded audio visual end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:15 p.m. (EST) the company will host a live Q&A conference call with management, which will be available via web cast on the Investor Relations section of www.vistaprint.com and via dial-in at (888) 396-2356, access code 92198120. A replay of the Q&A session will be available on the Company’s Web site following the call on January 29, 2010.

About non-GAAP financial measures

To supplement Vistaprint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Vistaprint has used the following measures defined as non-GAAP financial measures by the SEC: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share and free cash flow. The item excluded from the non-GAAP adjusted net income measurements is share-based compensation expense and its related tax effect. Free cash flow is defined as net cash provided by operating activities minus purchases of property, plant and equipment, and capitalization of software and website development costs. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the table captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Vistaprint’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses that were non-cash in nature or may not have been indicative of our core business operating results. Vistaprint believes that both management and investors have historically benefited from referring to these non-GAAP financial measures in assessing Vistaprint’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to Vistaprint’s historical performance and our competitors’ operating results.

The Company intends to continue to use non-GAAP financial measures in its financial reporting and guidance in fiscal year 2010 and will reevaluate for future periods. Until Vistaprint ceases to include non-GAAP financial measures in its reporting, it expects to compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the Company’s financial performance, management does (and investors should) rely upon GAAP statements of operations and cash flow.

About Vistaprint

Vistaprint N.V. (Nasdaq: VPRT) provides more than eight million small businesses and consumers per year with the easiest way to make an impression at the best price. With a unique business model supported by proprietary technologies, high volume production facilities, and direct marketing expertise, Vistaprint offers a wide variety of products for both small businesses and the home. Options range from business cards, brochures and websites to invitations, thank you notes, calendars and more. A global company, Vistaprint employs more than 1,950 people, operates 20 localized Websites and ships to more than 120 countries around the world. Vistaprint’s broad range of products and services are easy to access online, 24 hours a day, at www.vistaprint.com, and are satisfaction guaranteed.

Vistaprint and the Vistaprint logo are trademarks of Vistaprint N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains statements about management’s future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the expected growth and development of our business such as the financial guidance set forth under the heading “Financial Guidance as of January 28, 2010,” our operating performance, our margins, our market position, our planned investments, our planned launch of a new embroidered product line, and our ability to successfully attract and retain customers. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to attract and retain customers and to do so in a cost-effective manner, the willingness of purchasers of graphic design services and printed products to shop online, the failure of our investments, unexpected increases in our use of funds, our failure to increase our revenue and keep our expenses consistent with revenue, failures of our web sites or network infrastructure, our failure to maintain the prices we charge for our products and services, the inability of our manufacturing operations to meet customer demand, exchange rate fluctuations, changes in or interpretation of tax laws and treaties, downturns in general economic conditions, the realization of the expected benefits of our redomiciliation to the Netherlands, our ability to successfully integrate Soft Sight’s technology and operations, and other factors that are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, and other documents we periodically file with the SEC.

In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Financial Tables to Follow

VISTAPRINT N.V.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited in thousands, except share and per share data)

	December 31, 2009	June 30, 2009
Assets
Current assets:
Cash and cash equivalents	$159,125	$133,988
Accounts receivable, net of allowances of $142 and $172, respectively	8,747	5,672
Inventory	6,788	4,384
Prepaid expenses and other current assets	12,890	12,819

Total current assets	187,550	156,863
Property, plant and equipment, net	230,478	193,622
Software and web site development costs, net	6,468	6,754
Deferred tax assets	7,038	7,035
Other assets	11,726	5,275

Total assets	$443,260	$369,549

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$17,334	$11,347
Accrued expenses	62,466	43,724
Deferred revenue	3,678	3,393
Current portion of long-term debt	5,942	8,349

Total current liabilities	89,420	66,813
Deferred tax liabilities	1,661	1,637
Other liabilities	5,625	5,100
Long-term debt	—	10,465

Total liabilities	96,706	84,015

Commitments and contingencies
Shareholders’ equity:
Ordinary shares, par value €0.01 per share, 120,000,000 shares authorized; 49,714,083 and 49,175,223 shares issued and 43,390,169 and 42,805,811 outstanding, respectively	696	625
Treasury shares, at cost, 6,323,914 and 6,369,412 shares, respectively	(30,495)	(29,881)
Additional paid-in capital	232,704	212,284
Retained earnings	138,708	98,784
Accumulated other comprehensive income	4,941	3,722

Total shareholders’ equity	346,554	285,534

Total liabilities and shareholders’ equity	$443,260	$369,549

VISTAPRINT N.V.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Revenue	$194,612	$138,903	$339,703	$253,135

Cost of revenue (1)	67,876	50,692	120,741	95,536
Technology and development expense (1)	20,497	15,246	38,169	29,054
Marketing and selling expense (1)	60,013	42,683	106,545	77,484
General and administrative expense (1)	15,500	9,629	29,116	20,576

Income from operations	30,726	20,653	45,132	30,485
Interest income	85	564	212	1,291
Other expense, net	823	426	632	1,366
Interest expense	165	353	548	733

Income before income taxes	29,823	20,438	44,164	29,677
Income tax provision	2,875	1,889	4,240	2,854

Net income	$26,948	$18,549	$39,924	$26,823

Basic net income per share	$0.62	$0.43	$0.93	$0.61

Diluted net income per share	$0.59	$0.42	$0.89	$0.59

Weighted average shares outstanding – basic	43,208,490	43,297,815	43,066,621	43,838,748

Weighted average shares outstanding – diluted	45,336,174	44,253,345	45,066,949	45,133,894

(1)	Share-based compensation is allocated as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Cost of revenue	$250	$186	$447	$382
Technology and development expense	1,804	1,196	3,274	2,460
Marketing and selling expense	1,497	985	2,620	2,022
General and administrative expense	2,896	2,428	5,416	5,419

Share-based compensation in the three and six months ended December 31, 2009 includes a non-cash charge of $1.3 million to correct a cumulative understatement of share-based compensation expense from prior periods that we concluded was not material to any prior period or fiscal 2010. This issue was caused by a calculation error in the third-party software application we use to calculate share-based compensation costs.

VISTAPRINT N.V.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Operating activities
Net income	$26,948	$18,549	$39,924	$26,823
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,989	8,588	21,303	16,646
Abandonment of acquired intangible assets	920	—	920	—
Loss on disposal or impairment of long-lived assets	6	1,331	146	1,331
Share-based compensation expense	6,447	4,795	11,757	10,283
Tax benefits derived from share-based compensation awards	(2,226)	(28)	(2,930)	(28)
Deferred taxes	(25)	—	(25)	—
Changes in operating assets and liabilities, excluding the effect of an acquisition:
Accounts receivable	(307)	2,261	(3,088)	979
Inventory	(1,391)	(1,269)	(2,332)	(1,628)
Prepaid expenses and other assets	8,171	(1,243)	(463)	(2,046)
Accounts payable	(1,645)	(490)	3,535	3,848
Accrued expenses and other liabilities	10,010	11,615	21,599	16,496

Net cash provided by operating activities	57,897	44,109	90,346	72,704

Investing activities
Purchases of property, plant and equipment	(30,878)	(27,251)	(50,948)	(41,500)
Business acquisition, net of cash acquired	(6,496)	—	(6,496)	—
Purchases of marketable securities	—	(4,968)	—	(6,078)
Sales and maturities of marketable securities	—	7,060	100	18,837
Capitalization of software and website development costs	(1,472)	(1,754)	(3,147)	(3,327)

Net cash used in investing activities	(38,846)	(26,913)	(60,491)	(32,068)

Financing activities
Repayments of long-term debt	(6,399)	(798)	(13,128)	(1,624)
Payment of withholding taxes in connection with vesting of restricted share units	(1,469)	(785)	(2,712)	(1,405)
Repurchase of ordinary shares	—	(45,518)	—	(45,518)
Tax benefits derived from share-based compensation awards	2,226	28	2,930	28
Proceeds from issuance of shares	4,698	352	8,069	3,285

Net cash used in financing activities	(944)	(46,721)	(4,841)	(45,234)

Effect of exchange rate changes on cash	(427)	71	123	(655)

Net increase (decrease) in cash and cash equivalents	17,680	(29,454)	25,137	(5,253)

Cash and cash equivalents at beginning of period	141,445	127,346	133,988	103,145

Cash and cash equivalents at end of period	$159,125	$97,892	$159,125	$97,892

VISTAPRINT N.V.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited in thousands, except share and per share data)

	Three Months Ended December 31,				Six Months Ended December 31,
	2009		2008		2009		2008
Non-GAAP adjusted net income reconciliation:
Net income	$26,948		$18,549		$39,924		$26,823
Add back:
Share-based compensation expense, inclusive of income tax effects	6,679	(a)	4,971	(b)	12,179	(c)	10,652	(d)

Non-GAAP adjusted net income	$33,627		$23,520		$52,103		$37,475

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.59		$0.42		$0.89		$0.59
Add back:
Share-based compensation expense, inclusive of income tax effects	0.14		0.11		0.25		0.23

Non-GAAP adjusted net income per diluted share	$0.73		$0.53		$1.14		$0.82

Non-GAAP weighted average shares outstanding - diluted	46,026,723		44,329,504		45,794,043		45,567,473

(a)	Includes share-based compensation charges of $6,447 and the income tax effects related to those charges of $232
(b)	Includes share-based compensation charges of $4,795 and the income tax effects related to those charges of $176
(c)	Includes share-based compensation charges of $11,757 and the income tax effects related to those charges of $422
(d)	Includes share-based compensation charges of $10,283 and the income tax effects related to those charges of $369

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Free cash flow reconciliation:
Net cash provided by operating activities	$57,897	$44,109	$90,346	$72,704
Purchases of property, plant and equipment	(30,878)	(27,251)	(50,948)	(41,500)
Capitalization of software and website development costs	(1,472)	(1,754)	(3,147)	(3,327)

Total free cash flow	$25,547	$15,104	$36,251	$27,877